Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports Third Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., December 7, 2016 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and nine months ended October 31, 2016.

Financial Highlights

Below is selected unaudited financial information for the three and nine months ended October 31, 2016 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended October 31, 2016 - GAAP	Three Months Ended October 31, 2016 - Non-GAAP
Revenue: $258.9 million(1)	Revenue: $260.0 million(1)
Operating income: $5.5 million	Operating income: $49.0 million
Diluted net loss per share: $(0.13)	Diluted net income per share: $0.59

Nine Months Ended October 31, 2016 - GAAP	Nine Months Ended October 31, 2016 - Non-GAAP
Revenue: $766.2 million(1)	Revenue: $773.2 million(1)
Operating loss: $(2.0) million	Operating income: $132.2 million
Diluted net loss per share: $(0.60)	Diluted net income per share: $1.62

(1) Please refer to Table 6 for constant currency revenue information, and "Supplemental Information about Non-GAAP Financial Measures" at the end of this press release for more information.

CEO Commentary

“Verint is an actionable intelligence leader in two markets, Customer Engagement and Cyber Intelligence. In Customer Engagement, we continue to focus our strategy across four pillars: expanding our portfolio; delivering advanced analytics; offering deployment flexibility; and, growing our partner network. We are pleased with the progress we have made year-to-date on our strategy, and expect our Customer Engagement business to achieve mid-single digit non-GAAP revenue growth on a constant currency basis for the year, and similar growth next fiscal year," said Dan Bodner, Verint CEO and President.
“In Cyber Intelligence, we are pleased with our strong recent order activity reflecting governments' need for sophisticated cyber intelligence solutions to address pressing security threats. We expect to finish the year with a strong fourth quarter and expect mid-to-high single digit revenue growth on a constant currency basis next year in Cyber Intelligence,” Bodner continued.

“This is the first quarter we are reporting as two segments and we are taking steps to provide our two businesses greater agility to extend market leadership in their respective markets,” concluded Bodner.

Financial Outlook

Below is Verint's non-GAAP outlook for the year ending January 31, 2017.

•	We expect total revenue to be $1.075 billion +/- 2.0% and diluted earnings per share to be approximately $2.50 at the mid-point of our revenue guidance.

Below is Verint's non-GAAP preliminary outlook for the year ending January 31, 2018.

•	In Customer Engagement, we expect mid-single digit revenue growth on a constant currency basis.

•	In Cyber Intelligence, we expect mid-to-high single digit revenue growth on a constant currency basis.

•	Overall, we expect our earnings to grow slightly faster than revenue with some operating margin improvement.

We are not providing a complete quantitative reconciliation of our non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our non-GAAP outlook are uncertain and difficult to predict, and are therefore not available without unreasonable effort. Moreover, because of these uncertainties, we are only able to assess a range of the probable significance for some but not all of these excluded GAAP measures.
Our non-GAAP outlook for the year ending January 31, 2017 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets - approximately $80 million.

•	Amortization of discount on convertible notes - approximately $11 million.

Our non-GAAP outlook for the year ending January 31, 2017 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•
Revenue adjustments related to completed acquisitions - for the nine months ended October 31, 2016, revenue adjustments related to completed acquisitions were approximately $7 million, and are expected to be between approximately $7 million and $8 million for the year ending January 31, 2017.

•
Stock-based compensation - for the nine months ended October 31, 2016, stock-based compensation was approximately $46 million, and is expected to be between approximately $60 million and $65 million for the year ending January 31, 2017, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable to assess the probable significance of other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP tax adjustments due to the level of unpredictability and uncertainty associated with these items. Actual amounts for these measures for the three and nine months ended October 31, 2016 appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and nine months ended October 31, 2016 and outlook for the year ending January 31, 2017. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 26030570. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2, 3 and 6 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, more than 10,000 organizations in approximately 180 countries—including over 80 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we incorporate into our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Xura, Inc. (formerly, Comverse, Inc.), being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2016, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, OPINIONLAB, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2016	2015	2016	2015
Revenue:
Product	$88,004	$115,573	$254,172	$340,139
Service and support	170,898	168,481	512,075	509,333
Total revenue	258,902	284,054	766,247	849,472
Cost of revenue:
Product	29,499	34,982	82,455	111,756
Service and support	64,007	61,475	195,892	188,576
Amortization of acquired technology	9,700	9,060	28,014	26,896
Total cost of revenue	103,206	105,517	306,361	327,228
Gross profit	155,696	178,537	459,886	522,244
Operating expenses:
Research and development, net	41,028	45,443	128,847	134,741
Selling, general and administrative	98,899	99,870	300,080	314,489
Amortization of other acquired intangible assets	10,244	10,896	32,976	32,366
Total operating expenses	150,171	156,209	461,903	481,596
Operating income (loss)	5,525	22,328	(2,017)	40,648
Other income (expense), net:
Interest income	229	335	695	992
Interest expense	(8,708)	(8,467)	(25,976)	(25,365)
Other expense, net	(1,121)	(4,175)	(2,660)	(7,715)
Total other expense, net	(9,600)	(12,307)	(27,941)	(32,088)
(Loss) income before provision for income taxes	(4,075)	10,021	(29,958)	8,560
Provision for income taxes	3,359	1,551	4,747	5,119
Net (loss) income	(7,434)	8,470	(34,705)	3,441
Net income attributable to noncontrolling interest	803	836	2,693	3,308
Net (loss) income attributable to Verint Systems Inc.	$(8,237)	$7,634	$(37,398)	$133

Net (loss) income per common share attributable to Verint Systems Inc.:
Basic	$(0.13)	$0.12	$(0.60)	$0.00
Diluted	$(0.13)	$0.12	$(0.60)	$0.00

Weighted-average common shares outstanding:
Basic	62,895	62,206	62,602	61,666
Diluted	62,895	62,778	62,602	62,803

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2016	2015	2016	2015
GAAP Revenue By Segment:
Customer Engagement	$172,757	$175,607	$519,010	$515,991
Cyber Intelligence	86,145	108,447	247,237	333,481
GAAP Total Revenue	$258,902	$284,054	$766,247	$849,472

Revenue Adjustments Related to Acquisitions:
Customer Engagement	$1,103	$1,168	$6,610	$2,477
Cyber Intelligence	24	122	300	851
Total Revenue Adjustments Related to Acquisitions	$1,127	$1,290	$6,910	$3,328

Non-GAAP Revenue By Segment:
Customer Engagement	$173,860	$176,775	$525,620	$518,468
Cyber Intelligence	86,169	108,569	247,537	334,332
Non-GAAP Total Revenue	$260,029	$285,344	$773,157	$852,800

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2016	2015	2016	2015

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$155,696	$178,537	$459,886	$522,244
GAAP gross margin	60.1%	62.9%	60.0%	61.5%
Revenue adjustments related to acquisitions	1,127	1,290	6,910	3,328
Amortization of acquired technology	9,700	9,060	28,014	26,896
Stock-based compensation expenses	1,807	2,192	5,573	5,074
Acquisition expenses, net	—	(2)	2	121
Restructuring expenses	787	212	1,829	1,436
Impairment charge	—	—	—	2,282
Other adjustments	—	—	—	—
Non-GAAP gross profit	$169,117	$191,289	$502,214	$561,381
Non-GAAP gross margin	65.0%	67.0%	65.0%	65.8%

Table of Reconciliation from GAAP Operating Income (Loss) to Non-GAAP Operating Income

GAAP operating income (loss)	$5,525	$22,328	$(2,017)	$40,648
As a percentage of GAAP revenue	2.1%	7.9%	(0.3)%	4.8%
Revenue adjustments related to acquisitions	1,127	1,290	6,910	3,328
Amortization of acquired technology	9,700	9,060	28,014	26,896
Amortization of other acquired intangible assets	10,244	10,896	32,976	32,366
Stock-based compensation expenses	13,954	16,424	45,682	50,257
Acquisition expenses, net	3,480	(95)	8,063	6,520
Restructuring expenses	4,955	3,093	12,220	10,332
Impairment charge	—	—	—	2,282
Other adjustments	58	175	401	861
Non-GAAP operating income	$49,043	$63,171	$132,249	$173,490
As a percentage of non-GAAP revenue	18.9%	22.1%	17.1%	20.3%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(9,600)	$(12,307)	$(27,941)	$(32,088)
Unrealized losses (gains) on derivatives, net	87	(126)	479	(1)
Amortization of convertible note discount	2,684	2,548	7,948	7,542
Acquisition expenses, net	(30)	1,460	56	1,620
Restructuring expenses	(144)	153	219	295
Impairment charge	—	—	2,400	—
Other adjustments	—	—	—	—
Non-GAAP other expense, net(1)	$(7,003)	$(8,272)	$(16,839)	$(22,632)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$3,359	$1,551	$4,747	$5,119
GAAP effective income tax rate	(82.4)%	15.5%	(15.8)%	59.8%
Non-GAAP tax adjustments	665	3,248	5,895	7,878
Non-GAAP provision for income taxes	$4,024	$4,799	$10,642	$12,997

Non-GAAP effective income tax rate	9.6%	8.7%	9.2%	8.6%

Table of Reconciliation from GAAP Net (Loss) Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net (loss) income attributable to Verint Systems Inc.	$(8,237)	$7,634	$(37,398)	$133
Revenue adjustments related to acquisitions	1,127	1,290	6,910	3,328
Amortization of acquired technology	9,700	9,060	28,014	26,896
Amortization of other acquired intangible assets	10,244	10,896	32,976	32,366
Stock-based compensation expenses	13,954	16,424	45,682	50,257
Unrealized losses (gains) on derivatives, net	87	(126)	479	(1)
Amortization of convertible note discount	2,684	2,548	7,948	7,542
Acquisition expenses, net	3,450	1,365	8,119	8,140
Restructuring expenses	4,811	3,246	12,439	10,627
Impairment charge	—	—	2,400	2,282
Other adjustments	58	175	401	861
Non-GAAP tax adjustments	(665)	(3,248)	(5,895)	(7,878)
Total GAAP net (loss) income adjustments	45,450	41,630	139,473	134,420
Non-GAAP net income attributable to Verint Systems Inc.	$37,213	$49,264	$102,075	$134,553

Table Comparing GAAP Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$(0.13)	$0.12	$(0.60)	$0.00
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.59	$0.78	$1.62	$2.14

GAAP diluted weighted-average shares used in computing net (loss) income per common share attributable to Verint Systems Inc.	62,895	62,778	62,602	62,803
Additional weighted-average anti-dilutive shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc.	355	—	385	—
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	63,250	62,778	62,987	62,803

Table of Reconciliation from GAAP Net (Loss) Income Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net (loss) income attributable to Verint Systems Inc.	$(8,237)	$7,634	$(37,398)	$133
Net income attributable to noncontrolling interest	803	836	2,693	3,308
Provision for income taxes	3,359	1,551	4,747	5,119
Other expense, net	9,600	12,307	27,941	32,088
Depreciation and amortization(2)	27,566	26,290	83,007	77,138
Revenue adjustments related to acquisitions	1,127	1,290	6,910	3,328
Stock-based compensation expenses	13,954	16,424	45,682	50,257
Acquisition expenses, net	3,480	(95)	8,063	6,520
Restructuring expenses	4,289	2,978	11,550	10,184
Impairment charge	—	—	—	2,282
Other adjustments	58	175	401	861
Adjusted EBITDA	$55,999	$69,390	$153,596	$191,218

			October 31,	January 31,
			2016	2016
Table of Reconciliation from Gross Debt to Net Debt

Current maturities of long-term debt			$4,709	$2,104
Long-term debt			742,067	735,983
Unamortized debt discounts and issuance costs			63,816	73,055

Gross debt	810,592	811,142
Less:
Cash and cash equivalents	295,829	352,105
Restricted cash and bank time deposits	14,628	11,820
Short-term investments	10,318	55,982
Net debt	$489,817	$391,235

 (1) For the three months ended October 31, 2016, non-GAAP other expense, net of $7.0 million was comprised of $6.2 million of interest and other expense, and $0.8 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2016	2016
Assets
Current Assets:
Cash and cash equivalents	$295,829	$352,105
Restricted cash and bank time deposits	14,628	11,820
Short-term investments	10,318	55,982
Accounts receivable, net of allowance for doubtful accounts of $1.9 million and $1.2 million, respectively	260,032	256,419
Inventories	20,392	18,312
Deferred cost of revenue	3,233	1,876
Prepaid expenses and other current assets	66,627	57,598
Total current assets	671,059	754,112
Property and equipment, net	77,551	68,904
Goodwill	1,197,557	1,207,176
Intangible assets, net	215,494	246,682
Capitalized software development costs, net	10,219	11,992
Long-term deferred cost of revenue	10,462	13,117
Other assets	79,553	53,752
Total assets	$2,261,895	$2,355,735

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$57,785	$65,447
Accrued expenses and other current liabilities	203,128	209,071
Deferred revenue	144,787	167,912
Total current liabilities	405,700	442,430
Long-term debt	742,067	735,983
Long-term deferred revenue	19,872	20,488
Other liabilities	98,178	88,670
Total liabilities	1,265,817	1,287,571
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at October 31, 2016 and January 31, 2016, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 64,027,000 and 62,614,000 shares; outstanding 62,679,000 and 62,266,000 shares at October 31, 2016 and January 31, 2016, respectively.	64	63
Additional paid-in capital	1,435,928	1,387,955
Treasury stock, at cost - 1,348,000 and 348,000 shares at October 31, 2016 and January 31, 2016, respectively.	(46,147)	(10,251)
Accumulated deficit	(238,834)	(201,436)
Accumulated other comprehensive loss	(165,816)	(116,194)
Total Verint Systems Inc. stockholders' equity	985,195	1,060,137
Noncontrolling interest	10,883	8,027
Total stockholders' equity	996,078	1,068,164
Total liabilities and stockholders' equity	$2,261,895	$2,355,735

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net (loss) income	$(34,705)	$3,441
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	85,411	79,469
Stock-based compensation, excluding cash-settled awards	45,547	50,099
Amortization of discount on convertible notes	7,948	7,542
Non-cash gains (losses) on derivative financial instruments, net	693	(583)
Other non-cash items, net	8,767	11,220
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	3,708	6,241
Inventories	(2,823)	(2,138)
Deferred cost of revenue	1,349	4,477
Prepaid expenses and other assets	(6,066)	(5,462)
Accounts payable and accrued expenses	(21,305)	(16,722)
Deferred revenue	(21,749)	(40,130)
Other, net	4,914	(9,883)
Net cash provided by operating activities	71,689	87,571

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(72,269)	(31,618)
Purchases of property and equipment	(20,611)	(17,012)
Purchases of investments	(34,215)	(90,689)
Maturities and sales of investments	79,930	30,985
Cash paid for capitalized software development costs	(1,730)	(3,453)
Change in restricted cash and bank time deposits, including long-term portion, and other investing activities, net	(31,737)	16,843
Net cash used in investing activities	(80,632)	(94,944)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(1,987)	(260)
Proceeds from exercises of stock options	1	229
Purchases of treasury stock	(35,896)	—
Payments of contingent consideration for business combinations (financing portion)	(3,231)	(4,792)
Other financing activities	(1,076)	(239)
Net cash used in financing activities	(42,189)	(5,062)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(5,144)	(377)
Net decrease in cash and cash equivalents	(56,276)	(12,812)
Cash and cash equivalents, beginning of period	352,105	285,072
Cash and cash equivalents, end of period	$295,829	$272,260

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended

Total Revenue
Revenue for the three and nine months ended October 31, 2015	$284,054	$849,472	$285,344	$852,800
Revenue for the three and nine months ended October 31, 2016	$258,902	$766,247	$260,029	$773,157
Revenue for the three and nine months ended October 31, 2016 at constant currency(1)	$262,000	$774,000	$263,000	$781,000
Reported period-over-period revenue change	(8.9)%	(9.8)%	(8.9)%	(9.3)%
% impact from change in foreign currency exchange rates	1.1%	0.9%	1.1%	0.9%
Constant currency period-over-period revenue change	(7.8)%	(8.9)%	(7.8)%	(8.4)%

Customer Engagement
Revenue for the three and nine months ended October 31, 2015	$175,607	$515,991	$176,775	$518,468
Revenue for the three and nine months ended October 31, 2016	$172,757	$519,010	$173,860	$525,620
Revenue for the three and nine months ended October 31, 2016 at constant currency(1)	$176,000	$526,000	$177,000	$533,000
Reported period-over-period revenue change	(1.6)%	0.6%	(1.6)%	1.4%
% impact from change in foreign currency exchange rates	1.8%	1.3%	1.7%	1.4%
Constant currency period-over-period revenue growth	0.2%	1.9%	0.1%	2.8%

Cyber Intelligence
Revenue for the three and nine months ended October 31, 2015	$108,447	$333,481	$108,569	$334,332
Revenue for the three and nine months ended October 31, 2016	$86,145	$247,237	$86,169	$247,537
Revenue for the three and nine months ended October 31, 2016 at constant currency(1)	$86,000	$248,000	$86,000	$248,000
Reported period-over-period revenue change	(20.6)%	(25.9)%	(20.6)%	(26.0)%
% impact from change in foreign currency exchange rates	(0.1)%	0.3%	(0.2)%	0.2%
Constant currency period-over-period revenue change	(20.7)%	(25.6)%	(20.8)%	(25.8)%

(1) Revenue for the three and nine months ended October 31, 2016 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three and nine months ended October 31, 2015 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, and constant currency measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges other than those associated with restructuring or acquisition activity, rent expense for redundant facilities, and gains or losses on sales of property, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our previous extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2017 is currently approximately 9%, and was 8.1% for the year ended January 31, 2016. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash and bank time deposits, and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.